Exhibit 11

JACK SHAMA, CPA, MA

1498 East 32nd Street

Brooklyn, NY 11234

347-481-0537

To Whom It May Concern:

Jack Shama, CPA MA consents to the inclusion of its audit report on the financial statements of Cyber Apps World, Inc. for the fiscal years ended July 31, 2020 and 2019 in the company’s Offering Statement on Form 1-A/A and the filing of this consent as an exhibit to the amended Offering Statement.

I also consent to the reference to me under the heading “Experts” in this Offering Statement.

Yours truly,

/s/ Jack Shama

Jack Shama, CPA, MA

March 17, 2021